LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	KNOW
ALL MEN BY THESE PRESENTS: That the undersigned officer and/or director of Bancinsurance Corporation (the "Company"), hereby constitutes and appoints John S. Sokol and Sally J. Cress, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all Forms 3, 4 and 5 that are required by Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to the securities of the Company beneficially owned by the undersigned, and any and all amendments thereto, and to file the same, and other documents relating thereto, with the Securities and Exchange Commission and any other applicable authority, and grants unto each of said attorneys-in-fact and substitute or substitutes full power and authority to do each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, and hereby ratifies and confirms all things that each of said attorneys-in-fact and substitute or substitutes may lawfully do and seek to be done by virtue hereof.

This Power of Attorney shall be
valid until such time as it is revoked by the undersigned in writing.

IN
WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 26th day of August, 2002.




		        /s/Kenton R. Bowen